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                                                                      EXHIBIT 99

NEWS

                  [MET COIL SYSTEMS CORPORATION LETTERHEAD]




     CEDAR RAPIDS, IOWA -- November 13, 1996 -- Met-Coil Systems Corporation; a supplier of advanced sheet metal and glass processing technologies for the global market, announced today that the Company is no longer eligible for inclusion on Nasdaq's Small Cap Market. However, the stock will be traded on the OTC Bulletin Board, a system used by virtually all brokerage firms across the United States. The trading symbol for the Company will be "3METS". The Company has fallen below the minimum requirement for one of the six basic criteria required for inclusion in the Small Cap Market but, is well over the threshold for the other items. The Company will be working diligently to satisfy the criteria for inclusion in the Nasdaq Small Cap Market again.

     Met-Coil is headquartered in Cedar Rapids, Iowa. Its operating units and affiliates include Iowa Precision Industries also in Cedar Rapids; The Lockformer Company in Lisle, Illinois; Met-Coil Ltd., Ayase, Japan and Met-Coil Ltd. - USA in Lisle, Illinois.


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